Exhibit 1.1

ZIONS BANCORPORATION

AMENDMENT NO. 2 TO THE

DISTRIBUTION AGREEMENT

dated as of March 28, 2013

of

ZIONS BANCORPORATION

ZIONS DIRECT, INC.

as Agent

This Amendment No. 2 to the Distribution Agreement (this “Amendment”), dated as of March 28, 2013, is by and between Zions Bancorporation, a Utah corporation (the “Company”), and Zions Direct, Inc., a Utah corporation (the “Agent”).

WHEREAS, on March 31, 2008, the Company and Agent entered into the Distribution Agreement (as amended by Amendment No. 1 to the Distribution Agreement, dated November 25, 2009, the “Agreement”); and

WHEREAS, the Company and Agent desire to amend the Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Agent each a “Party,” and together the “Parties”) agree as follows:

1.	Amendments to the Agreement.

a.	The first sentence of the first paragraph of the Agreement is hereby amended and restated in its entirety to read as follows:

Zions Bancorporation, a Utah corporation (the “Company”), proposes to issue from time to time: (i) certain Medium-Term Notes, Series A (the “Medium-Term Notes”) (in an indeterminate amount that will not exceed a maximum aggregate principal amount of $500,000,000 outstanding at any given time, unless such limitation is subsequently modified by the Company’s board of directors), and (ii) certain other securities of the Company as the Company and you may agree (the “Other Securities” and collectively, the “Securities”), and makes the agreements set forth in this Distribution Agreement (the “Agreement”) with you (the “Agent”) in respect thereto.

b.	Paragraph 1(a) is hereby amended and restated in its entirety to read as follows:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-173299) in respect of the Securities has been filed by the Company with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus (including, with respect to the Medium-Term Notes, the prospectus supplement dated March 18, 2013, and any other prospectus supplement related to the Securities filed with the Commission after the date hereof) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(b) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities and is filed in accordance with Section 4(a) hereof is hereinafter called a “Pricing Supplement”; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case, after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; and any reference herein to the “Prospectus as amended or supplemented”, other than in Section 1(c)(i) hereof, shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement and any other prospectus supplement specifically referred to in such Pricing Supplement) in relation to the Securities to be issued pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

2.	Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually-executed counterpart of this Amendment.

3.	Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Utah (excluding any conflicts-of-law rule or principle that might refer the same to the laws of another jurisdiction), except to the extent that the same are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to the Distribution Agreement, as amended to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

ZIONS BANCORPORATION, as the Company

By:	/s/ W. David Hemingway
	Name:	W. David Hemingway
	Title:	Executive Vice President

ZIONS DIRECT, INC., as Agent

By:	/s/ James Cooper
	Name:	James Cooper
	Title:	Chief Operating Officer